Exhibit 10.2

STOCK PURCHASE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTION(S) FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS

STOCK PURCHASE AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between FOMO CORP. (“FOMO” or the “Company”) and the undersigned (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company has agreed to sell to Investor and Investor has agreed to purchase from Company, certain shares of Company’s Series A Preferred Stock of FOMO CORP., a California Corporation (hereinafter referred to as the, “Company”) (the “Preferred Stock”) for a price of $0.10 for each Series A preferred share (the “Purchase Price”); and

WHEREAS, in return for an Investment under the terms of this Agreement in the amount of $_____________, FOMO shall sell to Investor a total of $_____________ worth of Company’s Preferred Stock (the Investment Amount) at the Purchase Price, constituting participation in part or in the whole in a Series A investment round that shall total up yo $250,000.00;

WHEREAS the Shares of Series A Preferred Stock are being sold to the Investor at $0.10 per share, which represents a share price in the Common Stock of $0.002;

WHEREAS the Investor understands and acknowledges that Series A Preferred Stock is convertible into Common Stock on a 50 for 1 basis and votes on a 50 for 1 basis (subject to adjustment for stock and splits, reorganizations, etc.) as provided for in the Company’s articles of incorporation; and,

NOW, THEREFORE, in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. CLOSING

1.1 Upon execution of this Agreement, Investor shall deliver via wire transfer, immediately available funds equal to the entire Investment within 72 hours of the business day when all of the documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investors’ obligations to pay the Principle Amount and (ii) the Company’s obligations to deliver the securities have been satisfied or waived (the, “Closing”) the date of the Closing is the “Closing Date”.

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Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investor agrees to purchase, the total investment amount in principal amount of the Preferred Series A Stock. The Company and each Investor shall deliver the other items set forth in Section 1 ..3 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 1.2 and Section 1.3, the Closing shall occur at such other location as the parties shall mutually agree. The Investor may conduct multiple closings for the sale of the Preferred Stock by submitting EXHIBIT A: INVESTMENT SUBMISSION with the appropriate funds, until investor has invested an aggregate principal amount of the Total Investment Amount in cash consideration. The First Closing Date shall be no sooner than the opening of business on March 31, 2021.

1.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Investor the following:

(i) this Agreement executed by the Company;

(ii) a certificate or book entry confirmation with a principal amount equal to the Investor’s Principal Amount, registered in the name of such Investor;

(b) On the Closing Date, Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement executed by Investor; and

(ii) such Investor’s Principle Amount by wire transfer.

1.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Investors contained herein;

(ii) all obligations, covenants and agreements of Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Investor of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

II. WARRANTS AND REPRESENTATIONS BY INVESTOR

2.1 Subject to the terms and conditions hereinafter set forth, the Investor hereby irrevocably agrees to purchase from the Company the Series A Preferred Stock for the aggregate amount indicated on the signature page of this Agreement (the “Principal Amount”). The Principal Amount is payable by wire transfer by the Investor to the Escrow Agent as described in that certain Escrow Agreement dated of even date herewith.

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2.2 The Investor recognizes that the purchase of the Series A Preferred Stock involves a high degree of risk and that the Investor is able to bear the economic risk of an investment in the Preferred Stock. The Investor has knowledge and experience in business and financial matters such that the Investor is a sophisticated investor capable of evaluating the merits and risks of the prospective investment.

2.3 The Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, as indicated by the Investor’s Confidential Investor Questionnaire attached hereto. Company may rely on the accuracy of the Investor’s representations therein.

2.4 The Investor hereby acknowledges that the Offering has not been registered or otherwise reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority. The Offering is exempt from the registration requirements of Section 5 of the Securities Act, under 4(1) of the Securities Act and Rule 506 of Regulation D. The Investor understands that the Preferred Stock has not yet been transferred to common stock and has not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the shares of Preferred Stock unless they are converted to common stock and they are registered under applicable law or exempted from registration.

2.5 The Investor, if an entity, represents that it was not formed for the purpose of purchasing the Preferred Stock.

2.6 The Investor consents to the placement of a legend on any certificate or other document evidencing the Preferred Stock or upon conversion the common stock that such shares of Preferred Stock or upon conversion the common stock have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement or by law. The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Preferred Stock or upon conversion the common stock. In addition to any legend pursuant to Article III, the legend to be placed on each certificate of Preferred Stock or upon conversion the common stock shall be in form substantially similar to the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of Company counsel that such registration is not required.”

2.7 The Investor hereby represents that the address of the Investor furnished by Investor on the signature page hereof is the Investor’s principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

2.8 The Investor represents that the Investor has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Preferred Stock. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

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2.9 If the Investor is a corporation, partnership, limited liability Company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

2.10 The Investor acknowledges that if he or she is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by the FINRA’s Rules of Fair Practice.

2.11 The Investor agrees not to issue any public statement with respect to the Investor’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

2.12 The Investor agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Preferred Stock or upon conversion the common stock by the Investor in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Investor to comply with any covenant made by the Investor in this Agreement (including the Confidential Investor Questionnaire contained in Article V herein) or any other document furnished by the Investor to any of the foregoing in connection with this transaction.

III. WARRANTS AND REPRESENTATIONS BY COMPANY

3.1 Company hereby warrants and represents to the Investor, that the statements below are all true and complete as of the date of Closing:

(a) Company represent that it has full power and authority to sell, transfer and deliver the Preferred Stock in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

(b) Company warrants that the Preferred Stock being sold by the Company have been validly issued, fully paid, and are non-assessable.

(c) Company warrants that the Preferred Stock being sold by the Company is a valid Preferred Stock of the Company convertible into Common Stock of the Company on a 50 for 1 basis and votes on a 50 for 1 basis.

(d) Company warrants that, other than a 50% interest in Kanab Corp., which is an Internet social site targeting the cannabis market, 210 million common shares of Mobicard Inc. (OTC: PTOP), a mobile business applications provider, Purge Virus LLC a disinfection technology provider, and publicly announced letters of intent to purchase/explore purchase of Independence LED Lighting LLC, EcoLite Holdings, LCC and PPE Source International, LLC, it does not have any subsidiaries and at closing will not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.

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(e) Company warrants that the execution, acknowledgement, sealing, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not:

(i) violate or require any registration, qualification, consent, approval, declaration, reporting or filing under (i) any law, statue, ordinance, rule or regulation (hereinafter collectively referred to as “Laws”) of any federal, state or local government or governmental agency (“Governmental Entities”), (ii) any judgment, injunction order, writ or decree of any court, arbitrator, or Governmental Entities applicable to the Company or any of its assets or properties; or

(ii) conflict with, require any consent, approval, authorization or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of Company’s obligations under, or result in the creation of any claim, security interest, lien charge, or encumbrance upon any of Investor’s or Company’s properties, assets, or businesses pursuant to (i) Company’s Articles or By-Laws, or (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which Investor or Company is a party or by which Company or any of Company’s assets or properties is bound.

(f) Company warrants that it is not currently conducting any business that is not in compliance with all Laws and nor is Company in (i) violation of any Laws of any Governmental Entities, or (ii) violation of any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

(g) Company warrants that there is not and it is not aware of any action, suit, proceeding, claim, arbitration, or investigation by any Governmental Entities or other person (i) to which Company is or may be a party relating to the activities of the Company prior to the date of Closing, (ii) threatened against or relating to Company or any of Company’s assets or businesses, (iii) challenging Company’s right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (iv) asserting any rights with respect to any of the Preferred Stock, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

(h) Company warrants that at Closing its primary assets include the software code, trademarks, intellectual property, and computer equipment that comprise the Kanab Club social network, 233 million common shares of Mobicard Inc. (OTC: PTOP) and Purge Virus LLC.

(i) Company warrants that at Closing it will have no outstanding leases or will be subject to any other Agreement.

(j) Company warrants that at Closing it will have no outstanding employment obligation of any kind that is in default and/or in dispute.

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(l) Company warrants that at Closing, Investor shall have no obligations whatsoever, for any compensation or other amounts payable to any employee, director, consultant or independent contractor of Company, excluding industry standard bonus, salary, compensation, accrued vacation, fringe, pension or profit sharing benefits, or severance paid or payable to any employee, director, consultant or independent contractor of Company relating to service with or for the Company at any time prior to the Closing Date.

(m) Company warrants that it has disclosed to Investor in this Agreement all material facts related to the transactions contemplated by this Agreement. No representation or warranty of the Company contained in this Agreement or other agreements and instrument referred to in this Agreement, and no statement contained in any certificate, schedule, list or other writing furnished to Investor pursuant to the provisions of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

IV. NOTICES

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to FOMO at:

FOMO CORP.

1 E. Erie St. Ste 525 #2250

Chicago, IL

info@fomoworldwide.com

if to the Investor, to the Investor’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

All wire transfers should be sent to the following at:

FOMO CORP. p/k/a 2050 Motors, Inc.

2810 Bristol Dr. 309

Lisle, IL 60532

Bank of America

802 Commons Dr.

Geneva, IL 60134

ABA #026009593

A/C #291028003885

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V. MISCELLANEOUS

5.1 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.3 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE STATE AND FEDERAL COURTS SITTING IN DUPAGE COUNTY OF ILLINOIS AND THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

5.4 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

5.5 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.6 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.9 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

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** SIGNATURES FOLLOW **

The Investor has set their hand on the date above.

_______________________________________

INVESTOR

ACKNOWLEDGEMENT OF SUBMISSION OF PRINCIPLE AMOUNT BY FOMO

This Stock Purchase Agreement is agreed to and accepted as of ________________, 2021.

________________________________

Vikram Grover

CEO

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EXHIBIT A – INVESTMENT SUBMISSION

Subsequent investment under this INVESTMENT SUBMISSION constitutes a reaffirmation of the Investment Agreement and is made under the terms of that Agreement.

PRINCIPAL AMOUNT = $____________

Dated: ____________

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Title (if Investor is an Entity)	Title (if Investor is an Entity)

Entity Name (if applicable)	Entity Name (if applicable)

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone	Telephone

Facsimile	Facsimile

E-Mail	E-Mail

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

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Manner in which title is to be held: (check only one)

[  ] Individual Ownership

Joint Purchase:	Entity

[  ] Community Property

[  ] Joint Tenant with Right of Survivorship

(JTWRS)

[  ] Tenants in Common (TIC)

[  ] Tenants by Entirety (TBE)

(If Securities are being purchased for as a joint purchase, both parties must sign.)

[ ] Partnership [ ] Company [ ] Self-Directed Retirement Account [ ] Trust [ ] Other_________________________ (Entities must complete Cert. of Signatory – p. 12

CONFIDENTIAL INVESTOR QUESTIONNAIRE

The Investor represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The Investor is (a) an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, or (b) a self-directed retirement account (“Retirement Account”) whose participant’s net worth (or joint net worth with his or her spouse) presently exceeds $1,000,000.

In calculating net worth, (a) the Investor’s or his or her spouse’s primary residence shall not be included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Preferred Stock, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Preferred Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Preferred Stock shall be included as a liability.

Category B ___	The Investor is (a) an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year or (b) a Retirement Account and the Retirement Account participant meets the tests in clause (a).

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Category C ___	The Investor is a director or executive officer of the Company which is issuing and selling the Shares.

Category D ___	The Investor is a bank; a savings and loan association; insurance Company; registered investment Company; registered business development Company; licensed small business investment Company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance Company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

______________________________________________________
______________________________________________________

Category E ___	The Investor is a private business development Company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

______________________________________________________
______________________________________________________

Category F ___	The Investor is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

______________________________________________________
______________________________________________________

Category G ___	The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___	The Investor is a revocable trust and the grantor is an accredited investor pursuant to the following category: _____________________

Category I ___	The Investor is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

______________________________________________________
______________________________________________________

Category J ___	The Investor is not within any of the categories above and is therefore not an accredited investor.

The Investor agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

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The Investor is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article and such answers have been provided under the assumption that the Company will rely on them.

** SIGNATURES FOLLOW **

The Investor has set their hand on the date above.

_______________________________________

INVESTOR

ACKNOWLEDGEMENT OF SUBMISSION

OF PRINCIPLE AMOUNT BY FOMO

This Stock Purchase Agreement is agreed to and

accepted as of ________________, 2021.

________________________________

[ Signature]

Vikram Grover

CEO

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CERTIFICATE OF SIGNATORY

(To be completed if the Preferred Stock

being subscribed for by an entity)

I,_________________________________, am the ______________________________ of

_________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Stock Purchase Agreement and to purchase and hold the Preferred Stock, and certify further that the Stock Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2021

_______________________________________
(Signature)

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